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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                                 AUGUST 20, 2001
                Date of Report (Date of earliest event reported)

                           CROWN MEDIA HOLDINGS, INC.
               (Exact name of Registrant as Specified in Charter)

             Delaware                       000-30700                    84-1524410
 (State or other Jurisdiction of    (Commission File Number)    (IRS Employer Identification
          Incorporation)                                                    No.)
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                    6430 S. FIDDLERS GREEN CIRCLE, SUITE 500
                        GREENWOOD VILLAGE, COLORADO 80111
                    (Address of Principal Executive Offices)

                                 (303) 220-7990
               Registrant's telephone number, including area code

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ITEM 5.  OTHER EVENTS

         Crown Media Holdings, Inc. ("Crown Media") has entered into a strategic relationship with DIRECTV Enterprises, Inc. ("DIRECTV Enterprises") under which distribution of the Hallmark Channel U.S. will be repositioned to DIRECTV Inc.'s
("DIRECTV") TOTAL CHOICE(R) Package. With this repositioning, the total distribution of the Hallmark Channel in the United States will be expanded to approximately 40 million subscribers by the end of September, 2001. In addition to this agreement for expanded distribution, the two companies will explore the distribution of additional programming services, new interactive broadband applications and pay-per-view distribution of programs from the film library to be acquired by Crown Media and additional programs of Hallmark Entertainment.
As part of this relationship, DIRECTV Enterprises will receive approximately 5.4 million shares of Crown Media Class A Common Stock, currently representing 7.0% of the fully diluted equity of Crown Media and which, after closing of the films transaction with Hallmark Entertainment Distribution, will represent 4.7% of the fully diluted equity of Crown Media.

         On August 20, 2001, Crown Media entered into a stock purchase agreement with DIRECTV Enterprises providing for the issuance of approximately 5.4 million shares of Crown Media Class A Common Stock by Crown Media to DIRECTV
Enterprises. These shares will be issued for consideration of $54,000 in cash, in order to induce DIRECTV Enterprises to cause DIRECTV to enter into a distribution agreement as described below and in anticipation of an alignment of Crown Media's and DIRECTV Enterprises' interests that will provide DIRECTV with an incentive to pursue cooperative ventures set forth in a side letter agreement. Crown Media expects to issue these shares to DIRECTV Enterprises at a closing in August, 2001 but in any event no later than September 7, 2001.

         As one of the conditions to the stock issuance, DIRECTV Enterprises will enter into Crown Media's stockholders agreement, with certain amendments.
The stockholders agreement is among Crown Media and its principal stockholders.
DIRECTV Enterprises will not have the right under the stockholders agreement to nominate a director to Crown Media's board of directors. DIRECTV Enterprises will be entitled under the stockholders agreement to appoint an observer to Crown Media's board of directors. DIRECTV Enterprises will have the same securities registration rights as other parties to the stockholders agreement.
The stockholders agreement will also be amended to include certain other provisions, including that if Crown Media grants any person the rights provided to Liberty Media Corporation pursuant to the stockholders agreement to maintain a minimum equity interest in Crown Media in the event Crown Media sells common stock for cash, then Crown Media will grant DIRECTV Enterprises the same rights.

         The stock issuance is also conditioned upon Crown Media and DIRECTV entering into a side letter agreement, related to the stock purchase agreement, that provides:

         o The parties will negotiate for the pay-per-view distribution of up to ten motion pictures or mini-series per year of Crown
                  Media;

         o The parties will negotiate in good faith an agreement regarding DIRECTV's carriage of the interactive application known as "V-Cards" or "V-Greetings." V-Greetings are short video messages that can be personalized and sent from one person to another in a variety of ways;

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         o        The parties agree to discuss the deployment of other
                  interactive applications over the DIRECTV system such as
                  "Crayola Kids" and Crown Media's video-on-demand service;

         o Because of Crown Media's commitments to assist in the launch of a "faith and values" channel of the National Interfaith
                  Coalition, DIRECTV will consider in good faith the possible distribution of this channel;

         o If certain conditions are satisfied, DIRECTV will carry the Hallmark Channel on a Spanish-language platform of DIRECTV;
                  and

         o DIRECTV will undertake in good faith to induce a satellite radio service to negotiate with Crown Media for the distribution of an audio service owned by Crown Media or a subsidiary of Crown Media.

These obligations expire from December 31, 2002 through December 31, 2003.

         The stock purchase agreement also contains a cross-default provision.
This provision states that a material default by DIRECTV under the distribution agreement described below is considered a material default under the stock purchase agreement and that a material default by Crown Media under the stock purchase agreement is considered a material default under the distribution agreement.

         The stock issuance is further conditioned upon Crown Media United
States LLC ("Crown Media U.S.") and DIRECTV entering into a distribution agreement regarding the distribution of the Hallmark Channel U.S. in the United
States, its territories and possessions, including Puerto Rico. (Crown Media is the sole voting and managing member of Crown Media U.S. and owns 100% of the outstanding common interests of Crown Media U.S.) The distribution agreement provides that the Hallmark Channel U.S. will become part of DIRECTV's Total
Choice(R) package. The new distribution agreement will have a term expiring on December 31, 2007. The distribution agreement also provides for certain subscriber fees to be paid to Crown Media U.S. depending upon the number of subscribers at the end of any month. The distribution agreement contains a most favored nation clause in favor of DIRECTV. The new distribution agreement provides the Hallmark Channel U.S. with an increased level of coverage across the country, expanding its distribution to approximately 40 million subscribers by the end of September, 2001.

         Distribution agreements, including those of Crown Media U.S., typically provide that in the event a programmer enters into subsequent distribution agreements with terms more favorable to a distributor, such terms must be offered to the previous distributor subject to certain exceptions and conditions. It is possible that other distributors of Crown Media U.S. will assert claims under such provisions in connection with the DIRECTV transaction.
Such claims could result in the payment of cash or the issuance of additional stock by Crown Media.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         CROWN MEDIA HOLDINGS, INC.
                                                (Registrant)



Date August 20, 2001                     By /s/ William J. Aliber
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                                                William J. Aliber
                                                Executive Vice President and
                                                Chief Financial Officer